UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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KIORA PHARMACEUTICALS, INC.

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KIORA PHARMACEUTICALS, INC.
169 Saxony Rd., Suite 212
Encinitas, CA 92024

April 30, 2026
Dear Stockholder:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Kiora Pharmaceuticals, Inc. (“Kiora”) to be held on Wednesday, June 10, 2026 at 1:00 p.m. Pacific Time, at the offices of Kiora at 169 Saxony Road, Suite 212, Encinitas, California 92024.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by mailing a proxy card, by telephone, or in person at the Annual Meeting. Please review the instructions on the Notice or on the proxy card regarding your voting options.
Thank you for your ongoing support of Kiora. We look forward to your participation our Annual Meeting.

Sincerely,

/s/ Brian M. Strem, Ph.D.

Brian M. Strem, Ph.D.
President and Chief Executive Officer

KIORA PHARMACEUTICALS, INC.
169 Saxony Rd., Suite 212
Encinitas, CA 92024
(858) 224-9600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2026

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kiora Pharmaceuticals, Inc. (the “Company”) will be held on Wednesday, June 10, 2026, at 1:00 p.m. Pacific Time at the offices of the Company located at 169 Saxony Rd., Suite 212, Encinitas, California 92024, for the following purposes:
1.To elect three director nominees as Class II Directors, nominated by the board of directors, for a three-year term, such term to continue until the annual meeting of stockholders in 2029 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;
2.To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement;
3.To ratify of the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.To approve an amendment to the Company’s 2024 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 1,500,000 shares; and
5.Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The board of directors has fixed the close of business on April 16, 2026 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.
In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
The board of directors of Kiora Pharmaceuticals, Inc. recommends that you vote your shares as follows:
•“FOR” the election of the nominees of the board of directors as directors of Kiora Pharmaceuticals, Inc.;
•“FOR” the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement;

•“FOR” the proposal to ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•“FOR” the proposal to approve an amendment to the Company’s 2024 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 1,500,000 shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, June 10, 2026: The Proxy Statement and 2025 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2025, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

By order of the board of directors,

/s/ Brian M. Strem,Ph.D.

Brian M. Strem, Ph.D.
President and Chief Executive Officer

Encinitas, California
April 30, 2026

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

KIORA PHARMACEUTICALS, INC.
Notice of 2026 Annual Meeting of Stockholders and Proxy Statement
Table of Contents

Page
Proxy Statement	1
Proposal 1: Election of Directors	3
Information Regarding Directors	4
Information Regarding the Board of Directors and its Committees	7
Report of the Audit Committee	13
Executive Officers	14
Executive Compensation	15
Pay Versus Performance	23
Director Compensation	26
Security Ownership of Certain Beneficial Owners and Management	29
Equity Compensation Plan Information	32
Transactions With Related Persons	33
Expenses of Solicitation	34
Submission of Stockholder Proposals for the 2027 Annual Meeting	35
Submission of Securityholder Recommendations for Director Candidates	36
Stockholder Communications with the Board of Directors	38
Proposal 2: Non-Binding Advisory Vote on the Compensation of Named Executive Officers	39
Proposal 3: To Ratify of the Appointment of Haskell & White LLP as the Company’s Independent Registered Public Accounting Firm	40
Independent Registered Public Accounting Firm Fees	41
Proposal 4: Approval of an Amendment to the 2024 Equity Incentive Plan to Increase the Maximum Number of Shares Authorized for Issuance by 1,500,000 Shares	42
Multiple Stockholders Sharing the Same Address	50
Other Matters	50
Proxy Card	51

i

KIORA PHARMACEUTICALS, INC.
169 Saxony Rd., Suite 212
Encinitas, CA 92024
(858) 224-9600

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held on Wednesday, June 10, 2026
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Kiora Pharmaceuticals, Inc. (the “Company” or “we”) for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 10, 2026, at 1:00 p.m. Pacific Time, at the offices of the Company located at 169 Saxony Rd., Suite 212, Encinitas, California 92024, and any adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:
1.The election of three director nominees as Class II directors, nominated by the board of directors (or the “board”), for a three-year term, such term to continue until the annual meeting of stockholders in 2029 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;
2.The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement;
3.To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.To approve an amendment to the Company’s 2024 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 1,500,000 shares; and
5.Such other business as may properly come before the Annual Meeting and any postponements thereof.
The Notice of Annual Meeting, Proxy Statement and Proxy Materials are first being mailed to stockholders of the Company on or about April 30, 2026, in connection with the solicitation of proxies for the Annual Meeting. The board of directors has fixed the close of business on April 16, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 4,432,440 shares of Common Stock outstanding. As of the Record Date, there were approximately 30 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter properly submitted at the Annual Meeting.
The presence, in person or by proxy, of holders of at least one third of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy, properly deliver proxies via the Internet or telephone, or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Consistent with applicable law, we intend to count abstentions and broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter. Applicable rules no longer permit brokers to vote in the election of directors if the broker has not received instructions from the beneficial owner. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.
With respect to the election of three Class II directors in Proposal 1, such directors are elected by a plurality of the votes cast if a quorum is present. Votes may be cast for the directors or withheld. In a plurality election, votes may only be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the persons receiving the highest number of “FOR” votes will be elected as a director. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes.
Approval of Proposal Nos. 2, 3 and 4 requires the affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on those proposals and thus, will have the same effect as a vote “against” such proposals. Broker non-votes will have no effect on the outcome of Proposal Nos. 2, 3 and 4.
The corporate actions described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.
We encourage you to vote either online, by telephone or by completing, signing, dating and returning a proxy card or if you hold your shares through a brokerage firm, bank or other financial institution, by completing and returning a voting instruction form. This ensures that your shares will be voted at the Annual Meeting and reduces the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting.
Voting over the Internet, by telephone or mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting in person. Any record holder as of the Record Date may attend the Annual Meeting and may revoke a previously provided proxy at any time by: (i) executing and delivering a later-dated proxy to the corporate secretary at Kiora Pharmaceuticals, Inc., 169 Saxony Rd., Suite 212, Encinitas, CA 92024; (ii) delivering a written revocation to the corporate secretary at the address above before the meeting; or (iii) voting in person at the Annual Meeting.
Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of Common Stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote in person at the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
Other than for any interest arising from (i) the ownership of our Common Stock or (ii) any nominee’s election to office, we are not aware of any substantial interest, director or indirect, of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Annual Meeting.
Our board of directors recommends an affirmative vote on all proposals specified in the notice for the Annual Meeting. Proxies will be voted as specified. If your proxy is properly submitted, it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon at the meeting, proxies will be voted in accordance with the board of directors’ recommendations.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, June 10, 2026: The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTORS
The board of directors of the Company currently consists of seven members and is divided into three classes of directors, with two directors in Class I, three directors in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by our stockholders at each annual meeting to succeed the directors of the same class whose terms are then expiring.
At the Annual Meeting, three Class II directors, nominated by the board of directors, will stand for election to serve until the 2029 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal.
At the recommendation of the nominating and corporate governance committee, the board of directors has nominated Lisa Walters-Hoffert, Aron Shapiro, and Praveen Tyle, Ph.D., for election as the Class II directors of the Company. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election of Lisa Walters-Hoffert, Aron Shapiro, and Praveen Tyle, Ph.D.. The nominees have agreed to stand for election and, if elected, to serve as a directors. However, if any such person nominated by the board of directors is unable to serve or will not serve, the proxies will be voted for the election of such other person or persons as the nominating and corporate governance committee and the board of directors may recommend.

Vote Required
Directors are elected by a plurality of the votes cast, which means the three Class II director nominees receiving the most votes will be elected.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS: LISA WALTERS-HOFFERT, ARON SHAPIRO, AND PRAVEEN TYLE. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING DIRECTORS
Set forth below is certain information regarding the directors of the Company based on information furnished to the Company by each director. The biographical description below for each director includes his/ her age, all positions he/she holds with the Company, his/her principal occupation and business experience over the past five years, and the names of other publicly-held companies for which he/she currently serves as a director or has served as a director during the past five years. The biographical description below for each director also includes the specific experience, qualifications, attributes and skills that led to the conclusion by the board of directors that such person should serve as a director of the Company. In addition to such specific information, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. Further, they have each demonstrated business acumen and an ability to exercise sound judgment as well as a commitment of service to the Company and our board.
The board of directors has determined that the director nominees and all the incumbent directors listed below are “independent” as such term is currently defined by applicable Nasdaq rules, except for
Dr. Strem, who is also an executive officer of the Company, and Aron Shapiro. The following information is current as of April 16, 2026, based on information furnished to the Company by each director:

Directors of Kiora Pharmaceuticals, Inc.

Name	Age	Position with the Company	Director Since
Class I Directors – Term expires 2028
Brian M. Strem, Ph.D.	46	President, CEO and Director	July 2021
Carmine Stengone(2)(3)	50	Director	August 2023
Class II Directors – Term expires 2026
Lisa Walters-Hoffert(1)(3)	67	Director	July 2024
Aron Shapiro	48	Director	April 2021
Praveen Tyle, Ph.D.(1)(3)	66	Chairman	June 2008
Class III Directors – Term expires 2027
David Hollander, MD, MBA(2)	52	Director	December 2021
Erin Parsons(1)(2)	50	Director	January 2022

(1)Member of the compensation committee
(2)Member of the nominating and corporate governance committee
(3)Member of the audit committee

Class I Directors — Term expires 2028
Brian M. Strem, Ph.D., President, Chief Executive Officer and Director, has served in those positions since July 23, 2021. Dr. Strem co-founded Bayon Therapeutics, which designed KIO-301, a potential vision-restoring small molecule which acts as a ‘molecular photoswitch’ specifically designed to restore vision in patients with inherited and age-related degenerative retinal diseases. Kiora acquired Bayon Therapeutics in October 2021. Dr. Strem was Managing Director of Bayon from March 2020 until the acquisition. Dr. Strem is a co-founder of Okogen, Inc., a development stage ophthalmic company focused on a novel therapeutic for the treatment of viral infections of the eye, and served as its CEO from May 2015 through July 2021 and remains as a Board Director. Prior to founding Okogen, Inc., Dr. Strem worked at Sound Pharmaceuticals, Inc., Allergan, Inc. and Shire, Plc, where he was responsible for business development and corporate strategy in ophthalmology, otology and regenerative medicine. Dr. Strem began his career at Cytori Therapeutics with elevating roles within the commercial and research and development departments. Dr. Strem received a B.S. in bioengineering from Cornell University and a Ph.D. in biomedical engineering from the University of California, Los Angeles.

We believe Dr. Strem’s qualifications to sit on our board of directors include his executive leadership and business development experience and focus on corporate strategy.
Carmine Stengone, Director, has served as a director since August 2023. Mr. Stengone is currently President, Chief Executive Officer and a member of the board of directors for Contineum Therapeutics, Inc., (Nasdaq: CTNM). Previously, he served as Senior Vice President, Business Development for Avalon BioVentures Accelerator (formally known as, COI Pharmaceuticals), and a member of its investment committee, where he helped co-found six new biopharmaceutical companies. While with Avalon BioVentures Accelerator, Carmine served as President and Chief Executive Officer of Avelas Biosciences, Inc. He also served as Vice President of Corporate Development for Afraxis Holdings, Inc. and co-founder and CEO of Afraxis, Inc., a spin-out company from Afraxis Holdings. Earlier in his career, he held positions of increasing responsibility with Phenomix Corporation, Anadys Pharmaceuticals, Inc. (Nasdaq: ANDS), and Johnson & Johnson (Nasdaq: JNJ). Carmine received his MBA from the Johnson Graduate School of Management at Cornell University and his M.S. and B.S degrees in chemistry from Duke University and Wake Forest University, respectively.
We believe Mr. Stengone's qualifications to sit on our board of directors include his executive leadership experience, including over 20 years of experience as an executive in the life science industry where he has founded, operated, financed, transacted and negotiated strategic alliances for the companies he has served.

Nominees for Class II Directors — Term expires in 2026
Lisa Walters-Hoffert, Director, has served as a director since July 2024. Ms. Walters-Hoffert is currently a director of Flux Power Holdings, Inc. (Nasdaq: FLUX) where she also serves as Chair of the Audit Committee. Ms. Walters-Hoffert was a co-founder of Daré Bioscience, Inc. (Nasdaq: DARE) and following the company’s merger with Cerulean Pharma, Inc. in July of 2017, became Chief Financial Officer of the surviving public company and served in this role until January of 2024. For over 25 years, Ms. Walters-Hoffert was an investment banker focused on small-cap public companies in the technology and life science sectors. From 2003 to 2015, Ms. Walters-Hoffert worked at Roth Capital Partners as Managing Director in the Investment Banking Division. Ms. Walters-Hoffert has held various positions in the corporate finance and investment banking divisions of Citicorp Securities in San José, Costa Rica and Oppenheimer & Co, Inc. in New York City, New York. Ms. Walters-Hoffert has served as a member of the Board of Directors of the San Diego Venture Group, as Past Chair of the UCSD Librarian’s Advisory Board, and as Past Chair of the Board of Directors of Planned Parenthood of the Pacific Southwest. Ms. Walters-Hoffert currently serves as a member of the Board of Directors of The Elementary Institute of Science in San Diego. Ms. Walters-Hoffert graduated magna cum laude from Duke University with a B.S. in Management Sciences.
We believe Ms. Walters-Hoffert’s qualifications to sit on our board of directors include her expertise in audit, compliance, valuation, equity finance, mergers, and corporate strategy.

Aron Shapiro, Director, has served as a director since April 2021. Since September 2025, Mr. Shapiro has been the Vice President of Clinical Development and Regulatory Affairs at Veradermics (Nasdaq: MANE), a medical and aesthetics dermatology company. He is now overseeing the global clinical and regulatory development program for an asset in Phase 3 clinical trials for male and female androgenetic alopecia. Prior to Veradermics, Mr. Shapiro served for 25 years in positions of increasing responsibility at Ora, Inc., the world’s leading full-service ophthalmic drug and device development firm. As a member of the executive leadership team at Ora, he had an integral role in the growth strategy of the organization and its eventual exit to private equity. During his tenure, he led clinical development and operations, as well as global regulatory strategy, across small/large molecule and medical device programs. In his most recent prior roles, Mr. Shapiro served as Therapeutic Area Head, Chief Commercial Officer, and managed the company’s investments and strategic partnerships. Since July 2024, Mr. Shapiro continues to manage the ophthalmology investments previously made by Ora and now owned by Bobcat Triad, LLC, as a member of the Board of Managers. Mr. Shapiro earned a BS in Biological Chemistry from Bates College.
We believe that Mr. Shapiro’s qualifications to sit on our board of directors include his extensive clinical-regulatory strategy, as well as investment and business development experience in the ophthalmology space.

Praveen Tyle, Ph.D., Chairman and Director, has served as a director since June 2008 and Chairman since September 2023. Since July 2024, Dr. Tyle has served as the CEO and Board member of Orion Biotechnology, a GPCR based innovative company. Additionally, since April 2023, Dr. Tyle has served as founder of Potens Pharmaceuticals. From April 2021 to April 2023, Dr. Tyle has served as President, CEO and member of the board of directors of Invectys, Inc. and Invectys USA, Inc., a biopharmaceutical company focused on the development of immunotherapy approaches to treat cancer. From May 2016 to April 2021, Dr. Tyle served as Executive Vice President of Research and Development of Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX). Dr. Tyle was previously a member of the executive management team at Osmotica Pharmaceutical Corp., serving as President, CEO and member of the board of directors from January 2013 through April 2016 and as Executive Vice President and Chief Scientific Officer from August 2012 to December 2012. He is also a member of the boards of directors of iXcells Biotechnologies and OncoNex-Remunity Therapeutics. Dr. Tyle has over 40 years of experience in the pharmaceutical industry with the majority of his tenure in senior executive leadership positions in areas of research and development, manufacturing, quality, business development and operations. Prior to joining Osmotica Pharmaceutical Corp., Dr. Tyle served as Executive Vice President (from January 2012 to August 2012) and Chief Scientific Officer (from October 2011 to August 2012) for the United States Pharmacopeia (USP). Prior to joining USP, Dr. Tyle from 2008 to 2011, served as the Senior Vice President and Global Head of Business Development and Licensing at Novartis Consumer Health from March 2009 to September 2011. At Novartis Consumer Health, Dr. Tyle also served as Senior Vice President & Global Head of Research and Development from March 2009 to February 2010. Dr. Tyle holds a doctorate in pharmaceutics and pharmaceutical chemistry from the Ohio State University and a B.S. in Pharmacy (honors) from the Institute of Technology, Banaras Hindu University in India.
We believe Dr. Tyle’s qualifications to sit on our board of directors include his executive research and development leadership experience and significant mergers and acquisitions and business development and licensing experience.

Class III Directors — Term expires 2027

David Hollander, MD, MBA, Director, has served as a director since December 2021. Dr. Hollander most recently also served as Chief Medical Officer and Global Therapeutics Commercial Lead at Revance Therapeutics, Inc. (NASDAQ: RVNC), until its acquisition by Crown Laboratories in February 2025. Prior to Revance Therapeutics, Inc., Dr Hollander was the Chief Research and Development Officer of Aerie Pharmaceuticals, Inc. (NASDAQ: AERI). Dr. Hollander began his career in industry in 2006 at Allergan, Inc as a Medical Director of Ophthalmology where he also held a number of leadership roles including Vice President of Eye Care for U.S. Medical Affairs, Vice President and Head of Eye Care for Global Medical Affairs, as well as Therapeutic Area Head in Clinical Development for Anterior Segment and Consumer Eye Care. During this time, Dr. Hollander continued to see patients and instruct residents and fellows in cataract surgery and corneal transplantation. Dr. Hollander previously also served as Chief Medical Officer of Ora, Inc, where he oversaw medical operations across pharmaceutical and device clinical development, preclinical studies, as well as research and development into new regulatory endpoints, most notably the development of novel mobility courses for evaluating treatments for inherited retinal diseases. Dr. Hollander received his B.S. in chemistry with honors and distinction from Stanford University and earned his medical degree at the University of Pennsylvania School of Medicine. Dr. Hollander also obtained an M.B.A. in Health Care Management from the Wharton School at the University of Pennsylvania. Dr. Hollander completed his residency in ophthalmology at the University of California,

San Francisco, and a Heed Fellowship in Cornea, External Disease and Refractive Surgery at the Jules Stein Eye Institute/University of California, Los Angeles.
We believe Dr. Hollander’s qualifications to sit on our board of directors include his clinical, research and operational experience with a variety of ophthalmology companies.
Erin Parsons, Director, has served as a director since February 2022. Ms. Parsons was the Founder of Parsons Medical Communications, LLC, an agency providing scientific and strategic consulting to small and large companies in the ophthalmic space, since its founding in 2010, where she served as Managing Director and previously served as President from February 2010 through September 2022. In September 2022, Fingerpaint Group, a full-service health and wellness agency, acquired Parsons Medical Communications. Ms. Parsons has served as a member of the board of directors of Alimera Sciences, Inc. (Nasdaq: ALIM), a pharmaceutical company concerned with retinal health and vision, since December 2021 until its acquisition by ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) in September 2024. Ms. Parsons received a B.S. in Biology from Wake Forest University.
We believe Ms. Parsons’ qualifications to sit on our board of directors include her extensive consulting experience with ophthalmology companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
During the year ended December 31, 2025, our board of directors held seven meetings. Each of the directors attended at least 75% of the total number of meetings of the board of directors and of the committees of which he or she was a member. The board of directors encourages directors to attend in person the Annual Meeting of Stockholders of the Company, or Special Meeting in lieu thereof, or, if unable to attend in person, to participate by other means, if practicable. In recognition of this policy, the board of directors typically schedules a regular meeting of the board of directors to be held on the date of, and immediately following, the Annual Meeting of Stockholders.

Board Leadership Structure
On July 26, 2021, Dr. Brian Strem was appointed by our board of directors as our President and Chief Executive Officer. On September 20, 2023, Dr. Praveen Tyle was appointed as our non-executive chairman of the board.
The non-employee directors meet regularly in executive sessions outside the presence of management. Dr. Tyle serves as the chairman of the board of directors. Among other things, the chairman provides feedback to the Chief Executive Officer on executive sessions and facilitates discussion among the independent directors outside of meetings of the board of directors. The Chief Executive Officer is responsible for the day-to-day management of our Company and the development and implementation of our Company’s strategy. Our board of directors currently believes that separating the roles of Chief Executive Officer and chairman contributes to an efficient and effective board. Our board of directors does not have a current requirement that the roles of Chief Executive Officer and chairman of the board be either combined or separated, because the board currently believes it is in the best interests of our Company to make this determination based on the position and direction of our Company and the constitution of the board and management team. From time to time, the board will evaluate whether the roles of Chief Executive Officer and chairman of the board should be combined or separated. The board has determined that having separate roles of our Company’s Chief Executive Officer and chairman is in the best interest of our stockholders at this time.

Independent Directors
Our board of directors is currently composed of seven members. Under the published listing requirements of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within twelve months of the completion of an initial public offering. All of the members of our board except for Dr. Strem and Aron Shapiro qualify as independent directors in accordance with the published listing requirements of Nasdaq.

Classified Board
Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•The Class I directors are Brian M. Strem, Ph.D. and Carmine Stengone, and their terms expire at the annual meeting of stockholders to be held in 2028);
•The Class II directors are Lisa Walters-Hoffert, Aron Shapiro and Praveen Tyle, Ph.D., and their terms expire at this Annual Meeting (and, if re-elected, the annual meeting of stockholders to be held in 2029); and
•The Class III directors are David Hollander, MD, MBA and Erin Parsons, and their terms expire at the annual meeting of stockholders to be held in 2027.
The authorized number of directors may be changed only by resolution of the board of directors. This classification of the board of directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management.

Role of Board in Risk Oversight Process
Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Corporate Governance
We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the Securities and Exchange Commission adopted thereunder. In addition, we believe our corporate initiatives comply with the rules of The Nasdaq Capital Market. Our board of directors continue to evaluate our corporate governance principles and policies.
Our board of directors have adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:
•compliance with applicable laws, rules and regulations;
•conflicts of interest;
•public disclosure of information;

•insider trading;
•corporate opportunities;
•competition and fair dealing;
•gifts;
•discrimination, harassment and retaliation;
•health and safety;
•record-keeping;
•confidentiality;
•protection and proper use of company assets;
•payments to government personnel; and
•reporting illegal and unethical behavior.
The code of business conduct is posted on our website. Any waiver of the code of business conduct for an executive officer or director may be granted only by our board of directors or a committee thereof and must be timely disclosed as required by applicable law. The code of business conduct has implemented whistleblower procedures that establish format protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.
Board Committees
Our board of directors has established an audit committee, a compensation committee and nominating and corporate governance committee, each of which operate under a charter that has been approved by our board. The directors serving as members of these committees meet the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of the Sarbanes-Oxley Act and Securities and Exchange Commission rules and regulations. In addition, we believe that the functioning of these committees complies with the rules of The Nasdaq Capital Market. Each committee has the composition and responsibilities described below.
Audit Committee
Our board of directors has established an audit committee, which is comprised of Lisa Walters-Hoffert, Praveen Tyle, Ph.D. and Carmine Stengone, each of whom is a non-employee member of the board of directors. Lisa Walters-Hoffert serves as the chair of the audit committee. The audit committee met six times during 2025. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. Pursuant to the audit committee charter, the functions of the committee include, among other things:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting and our disclosure controls and procedures;
•meeting independently with our registered public accounting firm and management;

•preparing the audit committee report required by Securities and Exchange Commission rules;
•reviewing and approving or ratifying any related person transactions; and
•overseeing our risk assessment and risk management policies.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission. Our board of directors has determined that Lisa Walters-Hoffert is an “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules. In addition, our board of directors has also determined that Ms. Walters-Hoffert has the requisite financial sophistication under applicable Nasdaq rules and regulations.

Compensation Committee
Our board of directors has established a compensation committee, which is comprised of Praveen Tyle, Ph.D., Lisa Walters-Hoffert and Erin Parsons. Erin Parsons serves as the chair of the compensation committee. The compensation committee met five times during 2025. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Pursuant to the compensation committee charter, the functions of this committee include:
•evaluating the performance of our chief executive officer and determining the chief executive officer’s salary and contingent compensation based on performance and other relevant criteria;
•identifying the corporate and individual objectives governing the chief executive officer’s compensation;
•in consultation with the chief executive officer, determining the compensation of our other officers;
•making recommendations to our board with respect to director compensation;
•reviewing and approving the terms of material agreements with our executive officers;
•overseeing and administering our equity incentive plans and employee benefit plans;
•reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;
•if and as applicable, furnishing the annual compensation committee report required by Securities and Exchange Commission rules; and
•conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our board of directors, and working with the Board in evaluating potential successors to executive officer positions.
Our board of directors has determined that each of the members of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or Section 162(m).

Nominating and Corporate Governance Committee
Our board of directors has established a Nominating and Corporate Governance committee, which is comprised of David Hollander, MD, MBA, Erin Parsons and Carmine Stengone. David Hollander, MD, MBA serves as the chair of the Nominating and Corporate Governance. The Nominating and Corporate Governance committee met four times during 2025. Pursuant to the Nominating and Corporate Governance charter, the functions of this committee include, among other things:

•identifying, evaluating, and making recommendations to our board of directors and our stockholders concerning nominees for election to our board, to each of the board’s committees and as committee chairs;
•annually reviewing the performance and effectiveness of our board and developing and overseeing a performance evaluation process;
•annually evaluating the performance of management, the board and each board committee against their duties and responsibilities relating to corporate governance;
•annually evaluating adequacy of our corporate governance structure, policies, and procedures; and
•providing reports to our board regarding the committee’s nominations for election to the board and its committees.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Code of Ethics and Business Conduct
The Company has adopted a code of ethics and business conduct that applies to our directors, officers and employees. This code of ethics and business conduct (which we refer to as a “code of conduct”) may be accessed and reviewed through the Company’s website at https://ir.kiorapharma.com/governance. Any amendments to, or waivers from, any provisions of the code of conduct which apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions, will be disclosed either on a Current Report on Form 8-K or on our website promptly following the date of any such amendment or waiver.
Insider Trading Policy
We have an Insider Trading Policy, which governs the purchase, sale and other dispositions of our securities by directors, officers, employees, consultants and contractors of the Company, as well as their immediate family members and other persons living in their households. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and all applicable listing standards. The Insider Trading Policy generally prohibits covered persons from directly or indirectly purchasing or selling our securities while in possession of material non-public information concerning us. The Insider Trading Policy also applies to the securities of any other companies to the extent any covered person obtains material nonpublic information regarding such other company in the course of performing services for us. The Insider Trading Policy requires pre-approval of any transaction related to our securities by directors, officers and employees.
Anti-Hedging Policies
Under our insider trading policy, unless advance approval is obtained from the policy's compliance officer, covered persons may not (i) buy or sell put options, call options or other derivatives relating to our securities, (ii) hold our securities in a margin account or pledge our securities as collateral for a loan, (iii) enter into any hedging or monetization transaction or similar arrangement with respect to our securities, or (iv) effect a short sale of our securities.
Equity Grant Timing Practices
Although we have not adopted a formal policy pertaining to the timing of stock option grants, it is our practice not to time the grant of equity awards, including stock options, in relation to the release of material non-public information that are likely to result in changes to the price of our common stock. Similarly, we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Beginning in 2025, the Compensation Committee expects to generally approve the grant of annual equity awards for the Company’s executive officers, including each of the named executive officers, in the first four months of each fiscal year. In special circumstances, including the hiring or promotion of an individual or where the Compensation Committee determines it is in the best interest of the Company, the Compensation Committee may approve grants of equity awards at other times.
While we do not grant stock options in anticipation of, or immediately following, the release of material nonpublic information about our Company, the SEC has adopted Item 402(x) of Regulation S-K, which requires companies to disclose certain information in the event stock options were granted within four business days before or one business day after the filing of a 10-Q or 10-K, or the filing or furnishing of an 8-K that discloses material nonpublic information. During the fiscal year ended December 31, 2025, we did not grant any stock options within four business days before or one business day after the filing of a 10-Q or 10-K, or the filing or furnishing of an 8-K that discloses material nonpublic information.

Clawback Policy
We have adopted a clawback policy (the “Clawback Policy”) in accordance with the listing standards and rules of the Nasdaq Stock Market, that requires the Board to recoup excess compensation paid to our executive officers as a result of a financial statement restatement, regardless of any misconduct, fault or illegal activity on the part of the executive officer. The Clawback Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws. The Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by our executive officers.

REPORT OF THE AUDIT COMMITTEE
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.
The undersigned members of the audit committee of the board of directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2025 as follows:
1.The audit committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2025.
2.The audit committee has discussed with representatives of Haskell & White LLP the matters required to be discussed with them by applicable requirements of Public Company Accounting Oversight Board Auditing Standard AS 1301: Communications with Audit Committees.
3.The audit committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on
Form 10-K for the fiscal year ended December 31, 2025 for filing with the Securities and Exchange Commission.

Submitted by the audit committee:

Lisa Walters-Hoffert, Chair
Praveen Tyle, Ph.D.
Carmine Stengone

EXECUTIVE OFFICERS
Biographical information regarding our executive officers is set forth below. Each executive officer is elected annually by our board and serves until his or her successor is appointed and qualified, or until such individual’s earlier resignation or removal.

Name	Age	Position
Brian M. Strem, Ph.D.	46	President and Chief Executive Officer
Melissa Tosca, CPA	46	Chief Financial Officer

Brian M. Strem, Ph.D., President and Chief Executive Officer — Please refer to “Proposal No. 1 — Election of Directors” section of this proxy statement for Dr. Strem’s biographical information.
Melissa Tosca, CPA has served as our Chief Financial Officer since July 1, 2024, and previously as our Executive Vice President of Finance from September 2022 to June 30, 2024. Ms. Tosca previously served as Executive Director of Finance and Corporate Treasurer for Neomorph from 2021 to 2022, where she managed the finance and accounting functions. She also served as Director of Finance and Accounting at Omniome from 2017 to 2021, building the accounting and finance infrastructure and managing financial operations. Prior to Omniome, she spent nine years at Caris Life Sciences from 2008 to 2017, serving in various leadership roles including Director of Finance and Accounting, Director of Financial Planning and Analysis and Senior Director of Sales Operations. She began her professional career in public accounting at Clifton Gunderson and later moved to Ernst & Young as an Audit Manager. Melissa is a Certified Public Accountant and holds a BS in Accounting from the University of Arizona.

EXECUTIVE COMPENSATION
We are a “smaller reporting company” under Rule 405 of the Securities Act of 1933, as amended. As a result, we have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies in accordance with Securities and Exchange Commission rules. Our named executive officers during the fiscal year ended December 31, 2025 were Brian M. Strem, Ph.D., our President and Chief Executive Officer, Eric J. Daniels, MD, MBA, our former Chief Development Officer, and Melissa Tosca, our Chief Financial Officer. Dr. Strem was appointed as President and Chief Executive Officer on July 23, 2021. Melissa Tosca was appointed as Chief Financial Officer as of July 1, 2024 and previously as Executive Vice President of Finance effective as of September 13, 2022.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers during our fiscal years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
Brian M. Strem, Ph.D	2025	582,131	254,224	46,707	85,590	3,044	971,696
President and Chief Executive Officer[5]	2024	489,558	268,787	67,986	125,658	2,894	954,883
Eric J. Daniels, MD, MBA	2025	452,717	144,844	22,772	41,725	295,446	957,504
Former Chief Development Officer[6]	2024	388,212	175,800	31,994	59,133	18,914	674,053
Melissa Tosca	2025	344,777	104,415	22,772	41,725	3,044	516,733
Chief Financial Officer[7]	2024	323,627	113,265	33,147	61,259	2,889	534,187
1 The amounts in this column represent discretionary bonus payments granted by the board in the applicable fiscal year.
2 The amounts in this column represent the aggregate grant date fair value of stock awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Significant Judgments and Estimates” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. In accordance with Securities and Exchange Commission rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions.
3 The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Significant Judgments and Estimates” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. In accordance with Securities and Exchange Commission rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions.
4 The amounts in this column represent a mobile stipend, group term life insurance, and/or superannuation. In 2025, the amount also includes relocation compensation.
5 Dr. Strem was appointed as our President and Chief Executive Officer as of July 23, 2021.
6 Dr. Daniels resigned as our Chief Development Officer as of April 17, 2026.
7 Ms. Tosca was appointed as our Executive Vice President of Finance as of September 13, 2022 and our Chief Financial Officer as of July 1, 2024.

Narrative Disclosure to Compensation Tables

Employment Agreements

Brian M. Strem, Ph.D.
In connection with Dr. Strem’s appointment as President and Chief Executive Officer, on July 22, 2021, we entered into an Employment Agreement with Dr. Strem. Pursuant to the agreement, Dr. Strem received an annual base salary of $400,000 and he was entitled to receive a performance bonus with a target of up to 50% of his annual base salary for the applicable fiscal year. Dr. Strem also received an option to purchase up to 278 shares of the Company’s common stock, which vested respect to one-third of the underlying shares on the one-year anniversary of the grant date, and thereafter vested in equal monthly installments over a two-year period. Dr. Strem was also entitled to receive two further options to purchase an aggregate of up to 278 shares of our common stock based on the achievement of market capitalization-based milestones as set forth in his agreement. Effective January 1, 2023, Dr. Strem's annual base salary was increased to $416,000. Effective July 1, 2024, Dr. Strem's base salary was increased to $569,000 and the performance bonus target was increased to 55%. On March 4, 2025, in connection with an across-the-board cost of living increase applicable to all employees and effective as of January 1, 2025, Dr. Strem's annual base salary was increased to $586,070.

Eric J. Daniels, MD, MBA

In connection with Dr. Daniels’ appointment as Chief Development Officer, on October 21, 2021, we and our Australian subsidiary entered into an Employment Agreement with Dr. Daniels. Pursuant to the employment agreement, Dr. Daniels received an annual base salary of AUD$492,000 and he was entitled to receive a performance bonus with a target of up to 40% of his annual base salary for the applicable fiscal year. Pursuant to the employment agreement, we granted Dr. Daniels an option to purchase up to 139 shares of our common stock. The option vested with respect to one-third of the underlying shares on the one-year anniversary of the grant date, and thereafter vested in equal monthly installments over a two-year period. Effective January 1, 2023, Dr. Daniels' annual base salary was increased to AUD$511,680. Effective July 1, 2024, Dr. Daniels' annual base salary was increased to AUD$671,212.

On January 10, 2025 and effective as of January 1, 2025, we entered into an Employment Agreement with Dr. Daniels in connection with his relocation to the U.S. that superseded his prior agreement. Pursuant to the new Employment Agreement, Dr. Daniels received an annual base salary of $443,000 (USD) and he was entitled to receive a performance bonus with a target of up to 40% of his annual base salary for the applicable fiscal year. On March 4, 2025, in connection with an across-the-board cost of living increase applicable to all employees effective as of January 1, 2025, Dr. Daniels' annual base salary was increased to $456,290 (USD). Dr. Daniels resigned as our Chief Development Officer effective as of April 17, 2026.

Melissa Tosca, CPA

In connection with Ms. Tosca’s prior appointment as Executive Vice President of Finance, we entered into an Offer Letter with Ms. Tosca on August 18, 2022 and effective as of September 13, 2022. Pursuant to the Offer Letter, Ms. Tosca received an annual base salary of $300,000 and she was entitled to receive a performance bonus with a target of up to 25% of her annual base salary for the applicable fiscal year. Additionally, we granted Ms. Tosca an option to purchase up to 833 shares of our common stock. The option vested with respect to one-third of the underlying shares on the one-year anniversary of the grant date, and thereafter vested in equal monthly installments over a two-year period. Effective January 1, 2023, Ms. Tosca's annual base salary was increased to $304,479. Effective January 1, 2024, Ms. Tosca's annual base salary was increased to $316,658.
Following Ms. Tosca’s appointment as Chief Financial Officer, we entered into an Employment Agreement with Ms. Tosca on January 1, 2025 and effective as of July 1, 2024. Pursuant to the agreement, Ms. Tosca receives an annual base salary of $337,000 and she is entitled to receive a performance bonus with a target of up to 40% of her annual base salary for the applicable fiscal year. Additionally, the Company granted Ms. Tosca an option to purchase up to 833 shares of the Company’s common stock. The option will vest with respect to one-third of the underlying shares on the one-year anniversary of the grant date, and thereafter will vest in equal monthly installments over a two-year period. On March 4, 2025, in connection with an across-the-board cost of living increase applicable to all employees effective as of January 1, 2025, Ms. Tosca's annual base salary was increased to $347,110. Effective January 1, 2026, Ms. Tosca's annual base salary was increased to $375,000.

Change of Control
Each of our named executive officers is eligible to receive certain benefits in the event of a change in control or if his or her employment is terminated under certain circumstances, as described under “Potential Payments Upon Termination or Change in Control” below.

Equity Compensation
We grant stock options and restricted shares to our named executive officers as the long-term incentive component of our compensation program. Stock options allow employees to purchase shares of our Common Stock at a price per share equal to the fair market value of our Common Stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for United States federal income tax purposes. Generally, one third of the equity awards we grant vest on the first year anniversary, with the remainder vesting in equal monthly installments over 24 months. The Company has also issued grants with a four-year vesting term, of which one-fourth of the underlying shares vested immediately, one-fourth on the one-year anniversary of the grant date and the remainder vest ratably over a 24-month period. All grants are subject to the employee’s continued employment with us on the vesting date and our board of directors has discretion to provide that granted options will vest on an accelerated basis if a change of control of our company occurs, either at the time such award is granted or afterward.

Potential Payments Upon Termination or Change in Control

Brian M. Strem, Ph.D.

Pursuant to his employment agreement, if we terminate the employment of Dr. Strem without Cause or if he resigns for Good Reason, then he would be eligible to receive:
•continued payment of base salary for twelve months;
•a lump-sum cash payment, payable no later than the last installment of his severance, equal to the maximum performance bonus that he would have been eligible to receive in the year of termination;
•payment by us of monthly premiums under COBRA for up to twelve months following termination; and
•twelve months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination.
“Cause” means (i) a willful failure to perform duties, (ii) a willful failure to comply with a valid directive of the board, (iii) engagement in dishonesty, illegal conduct, or misconduct that is materially injurious to us, (iv) embezzlement, misappropriation or fraud, (v) conviction or plea to a crime that constitutes a felony or misdemeanor involving moral turpitude, (vi) material violation of our written policies or code of conduct, or (vii) material breach of a material obligation under the employment agreement or other written agreement with us.

“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; or (iii) a material breach by us of his employment agreement.
Upon a Change in Control, as defined in Dr. Strem’s employment agreement, all of Dr. Strem’s outstanding unvested stock options and/or restricted stock awards would have become fully vested and immediately exercisable.

Eric J. Daniels, MD, MBA

Pursuant to his employment agreement, if we had terminated the employment of Dr. Daniels without Cause or he resigned for Good Reason (as such terms are defined in his employment agreement), then Dr. Daniels would have been eligible to receive:

•continued payment of base salary for six months;

•a lump-sum cash payment, payable no later than the last installment of his severance, equal to 0.5 multiplied by the maximum performance bonus that he would have been eligible to receive in the year of termination; and

•continued coverage under a private health and dental insurance plan for up to six months following termination.

Additionally, if we had terminated Dr. Daniels’ employment without Cause or he resigned for Good Reason, then that portion of his then unvested stock options and restricted stock awards that would have otherwise become vested over the six month period following termination would have become fully vested and immediately exercisable on the date of such termination. In the event that a Change of Control occurred, all of Dr. Daniels’ unvested stock options and restricted stock awards would have become fully vested and immediately exercisable.

“Cause” means (i) willful failure to perform his duties, (ii) willful failure to comply with any valid directive of the board of directors, (iii) engagement in dishonesty, illegal conduct, or serious misconduct, (iv) embezzlement, misappropriation, or fraud (v) conviction or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, (vi) material violation of the employer’s written policies or codes of conduct, or (vii) material breach of any material obligation under the employment agreement, the confidentiality agreement or any other written agreement.

“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; or (iii) a material breach by us of his employment agreement.

Melissa Tosca, CPA

Pursuant to her employment agreement, if we terminate the employment of Ms. Tosca without Cause or she resigns for Good Reason (as such terms are defined in her employment agreement), then Ms. Tosca will be eligible to receive:

•continued payment of base salary for six months;

•a lump-sum cash payment, payable no later than the last installment of her severance, equal to 0.5 multiplied by the maximum performance bonus that she would have been eligible to receive in the year of termination; and

•continued coverage under a private health and dental insurance plan for up to six months following termination.

Additionally, if we terminate Ms. Tosca's employment without Cause or she resigns for Good Reason, then that portion of her then unvested stock options and restricted stock awards that would have otherwise become vested over the six month period following termination will become fully vested and immediately exercisable on the date of such termination. In the event that a Change of Control occurs, all of Ms. Tosca's unvested stock options and restricted stock awards will become fully vested and immediately exercisable.

“Cause” means (i) willful failure to perform his duties, (ii) willful failure to comply with any valid directive of the board of directors, (iii) engagement in dishonesty, illegal conduct, or serious misconduct, (iv) embezzlement, misappropriation, or fraud (v) conviction or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, (vi) material violation of the employer’s written policies or codes of conduct, or (vii) material breach of any material obligation under the employment agreement, the confidentiality agreement or any other written agreement.

“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; or (iii) a material breach by us of her employment agreement.

Change in Control Severance Plan
On November 27, 2017, we adopted a Change in Control Severance Plan, which we amended and restated on November 26, 2019 (as amended and restated, the “Change in Control Severance Plan”). The Change in Control Severance Plan provides us with assurance that we will have the continued dedication of, and the availability of objective advice and counsel from, executives and other employees and promotes certainty and minimize potential disruption for our employees in the event we are faced with or undergo a change in control. All of our full-time employees are participants in the Change in Control Severance Plan, with the exception of our executive officers, Dr. Strem, Dr. Daniels, and Ms. Tosca. Under the Change in Control Severance Plan, upon a termination of employment without Cause by us or for Good Reason by the employee (as such terms are defined in the Change in Control Severance Plan), in either case during the period starting on the date when the definitive agreement for a Change in Control (as defined in the Change in Control Severance Plan) is executed and ending on the six-month anniversary following the consummation of such Change in Control transaction, subject to the execution of a release of claims, our full-time employees (other than our executive officers, Dr. Strem, Dr. Daniels and Ms. Tosca) would be entitled to the following compensation and benefits:
•a lump sum severance payment equal to three weeks of such employee’s then-effective base salary rate for each year of service completed by the employee, subject to the following minimum and maximum amounts:
•for all participants that have the title of vice president or higher, a minimum amount equal to 26 weeks of base salary and a maximum amount equal to 52 weeks of base salary, and
•for all other participants, a minimum amount equal to eight weeks of base salary and a maximum amount equal to 26 weeks of base salary;
•a lump sum payment of the employee’s prorated annual incentive award for the year of termination, determined assuming achievement of target performance;
•the payment of any annual incentive that has been earned but not yet paid in respect of any performance period that has concluded as of the executive officer’s termination of employment; and
•payment of health insurance premiums under COBRA for six months following the date of termination, provided that all such premium payments will cease if the executive officer becomes entitled to receive health insurance coverage under another employer-provided plan.
In the event that any payments under the plan are subject to Section 280G of the Internal Revenue Code, such payments will be reduced, unless not reducing the amount would result in an after-tax benefit to the employee of at least 5% greater than the reduced amount. The Change in Control Severance Plan does not provide excise tax gross-ups on payments to participants.

Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.
Generally, one-third of the options and shares of restricted stock granted to our named executive officers vest on the one-year anniversary of grant, with the remaining options or shares, as applicable, vesting monthly for two years thereafter, subject to our repurchase right in the event that the executive’s service terminates before vesting in such shares. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Employment Agreements” above.

Restricted Stock Awards

Name	Grant Date	Number of Shares of Units That Have Not Vested (#)[8]	Market Value of Shares or Units of Stock That Have Not Vested ($)[9]	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brian M Strem, Ph.D.	3-Mar-23	578	1,139	—	—
	29-Sep-23	2,083	4,104
	1-Jul-24	10,419	20,525
	1-Apr-25	15,941	31,404
Eric J. Daniels, MD, MBA	3-Mar-23	578	1,139	—	—
	29-Sep-23	1,737	3,422
	1-Jul-24	4,903	9,659
	1-Apr-25	7,772	15,311
Melissa Tosca, CPA	3-Mar-23	89	175	—	—
	29-Sep-23	833	1,641
	1-Jul-24	5,080	10,008
	1-Apr-25	7,772	15,311
All restricted share awards prior to 2024 were granted under the 2014 Plan. All subsequent restricted share awards were granted under the 2024 Plan.

8 For all grants excluding the September 29, 2023 grants, one-third of the restricted shares vest on each of the one-year, two-year and three-year anniversaries of the grant date, subject to continued service through each applicable vesting date. For the September 29, 2023 grants, one-fourth of the restricted shares vested on the grant date, and each one-year, two-year and three-year anniversaries of the grant date thereafter, subject to continued service through each applicable vesting date.
9 Based on a closing price of $1.97 as of December 31, 2025.

Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested[10]	Option Exercise Price ($)	Option Expiration Date
Brian M Strem, Ph.D.	26-Jul-21	278	—	1,123.20	27-Jul-31
	1-Feb-22	209	—	276.39	1-Feb-32
	21-Oct-22	2,084	—	61.02	21-Oct-32
	3-Mar-23	1,060	96	34.47	3-Mar-33
	29-Sep-23	13,544	3,123	5.12	29-Sep-33
	1-Jul-24	14,678	16,581	4.35	1-Jul-34
	1-Apr-25	—	31,883	2.93	1-Apr-35

Eric J. Daniels, MD, MBA	21-Oct-21	139	—	716.40	21-Oct-31
	1-Feb-22	70	—	275.58	1-Feb-32
	21-Oct-22	1,667	—	61.02	21-Oct-32
	3-Mar-23	1,060	96	34.47	3-Mar-33
	29-Sep-23	11,286	2,604	5.12	29-Sep-33
	1-Jul-24	6,907	7,803	4.35	1-Jul-24
	1-Apr-25	—	15,543	2.93	1-Apr-35

Melissa Tosca, CPA	21-Oct-22	556	—	61.02	21-Oct-32
	3-Mar-23	164	14	34.47	3-Mar-33
	29-Sep-23	5,419	1,248	5.11	29-Sep-33
	1-Jul-24	7,155	8,084	4.35	1-Jul-24
	1-Apr-25	—	15,543	2.93	1-Apr-35
All option awards prior to 2024 were granted under our 2014 Equity Incentive Plan, or the 2014 Plan. All subsequent option awards were granted under our 2024 Equity Incentive Plan, or the 2024 Plan.
10 For all grants excluding the September 29, 2023 grants, one-third of these options vest on the one-year anniversary of the grant date, with the remainder vesting in equal monthly installments over the remaining two years, subject to continued service through each applicable vesting date. For the September 29, 2023 grants, one-fourth of the restricted shares vested on the grant date, one-fourth on the one-year anniversary, and the remainder vesting in twenty-four equal installments monthly thereafter, subject to continued service through each applicable vesting date.

Limitations of Liability and Indemnification Matters
Our restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our restated certificate of incorporation from limiting the liability of our directors for the following:
•any breach of the director’s duty of loyalty to us or our stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payment of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation and our amended and restated bylaws also provide that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our restated certificate of incorporation and our amended and restated bylaws also provide that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We have obtained directors’ and officers’ liability insurance.
We entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.
The above description of the indemnification provisions of our restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PAY VERSUS PERFORMANCE
We are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for first Principal Executive Officer (“PEO”)	Summary Compensation Table Total for Principal Executive Officer ("PEO")	Compensation Actually Paid to PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)	Net Income (Loss) (thousands)
(a)		(b)		(c)	(d)	(e)	(f)	(g)
2025	$—	$971,696	$—	$949,284	$737,118	$720,346	$(40)	$(10,835)
2024	$—	$954,883	$—	$948,827	$604,120	$608,905	$(30)	$3,595
2023	$546,154	$805,247	$546,154	$710,294	$530,149	$474,985	$(85)	$(12,514)

(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Strem, our President and Chief Executive Officer from July 24, 2021 to present (shown as PEO), for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table”.

(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Strem (shown as PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Strem during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Strem’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Exclusion of Equity Awards Reported in Summary Compensation Table (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2025	$971,696	$(132,297)	$109,885	$949,284
2024	$954,883	$(193,644)	$187,588	$948,827
2023	$805,247	$(216,347)	$121,394	$710,294

(a)The grant date fair value of equity awards represents the sum of the totals of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year for PEO ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for PEO ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for PEO ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for PEO ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for PEO ($)	Total Equity Award Adjustments for PEO ($)
2025	$80,185	$13,297	$—	$16,403	$—	$—	$109,885
2024	$139,101	$27,244	$—	$21,243	$—	$—	$187,588
2023	$81,000	$10,484	$27,000	$2,910	$—	$—	$121,394

(3)The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year.

(4)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding the PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding the PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Average Reported Value of Equity Awards Reported in the Summary Compensation Table for Non-PEO NEOs ($)	Average Equity Award Adjustments for Non-PEO NEOs (a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	$737,118	$(64,497)	$47,725	$720,346
2024	$604,120	$(92,767)	$97,551	$608,905
2023	$530,149	$(129,634)	$74,470	$474,985

(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2025	$39,092	$2,559	$—	$6,074	$—	$—	$47,725
2024	$66,637	$17,699	$—	$13,215	$—	$—	$97,551
2023	$49,950	$5,881	$16,650	$1,989	$—	$—	$74,470

(5)Cumulative TSR reported in column (f) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2023, 2024 or 2025.

(6)The dollar amounts reported in column (g) represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)
Our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. Our net income (loss) was approximately $(12.5) million in 2023, $3.6 million in 2024, and $(10.8) million in 2025.

Compensation Actually Paid and Cumulative TSR
As shown in the following graph, the compensation actually paid to the PEOs and the average amount of compensation actually paid to our non-PEO NEOs as a group (excluding the PEOs) during the periods presented do not have significant correlation given that a significant portion of their compensation is in the form of long-term equity awards. However, equity awards values are significantly impacted by changes in our stock price each period. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

REPORT OF THE COMPENSATION COMMITTEE
Under rules of the Securities and Exchange Commission, as a Smaller Reporting Company, we are not required to provide a report of the Compensation Committee.

DIRECTOR COMPENSATION
We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, the board of directors and the compensation committee consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the board of directors. Brian M. Strem, Ph.D., our President and Chief Executive Officer, receives no compensation for his service as a director.
Each independent member of our board of directors who is not our employee is entitled to receive the following cash compensation for board services, as applicable:
•$40,000 per year for service as a board member;
•$70,000 per year for service as non-executive chairman or lead independent director of the board of directors (increased to $75,000 effective January 1, 2026);
•$15,000 per year for service as chairman of the audit committee (increased to $20,000 effective January 1, 2026);
•$15,000 per year for service as chairman of the compensation committee;
•$8,000 per year for service as chairman of the nominating and corporate governance committee (increased to $10,000 effective January 1, 2026);
•$10,000 per year for service as non-chairman member of the audit committee;
•$7,500 per year for service as non-chairman member of the compensation committee; and
•$5,000 per year for service as non-chairman member of the nominating and corporate governance committee.
The amounts listed above will be reduced proportionally to the extent that a director attends, either telephonically or in person, fewer than 75% of the meetings of the board or committees on which such director serves, as applicable.
Each new independent non-employee member of our board of directors that is elected to our board of directors will receive a grant of non-statutory stock options under the 2024 Equity Incentive Plan. Such option will be granted following his or her initial election to the board of directors and will be a non- statutory stock option to purchase shares of Common Stock with an exercise price equal to the fair market value of our Common Stock on the grant date. These initial option grants will vest with respect to one-third (1/3) of the underlying shares on the first anniversary of the applicable grant date and ratably in monthly installments over the following 24 months. For purposes of our director grant program, an independent non-employee director is a director who is not employed by us and who does not receive compensation from us (excluding the non-employee director compensation described above) or have a business relationship with us that would require disclosure under certain Securities and Exchange Commission rules, and who has been determined to be independent under applicable Nasdaq rules by our board of directors.
In addition, each non-employee director is eligible to receive an annual non-statutory stock option to purchase shares of our Common Stock as annually determined by the board of directors with an exercise price equal to the fair market value of our Common Stock on the grant date. Annual grants vest in full on the one-year anniversary of the grant date.

All options granted to the non-employee directors as described above will have a maximum term of ten years.
We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

Director Compensation Table
The following table presents the compensation provided by us to the non-employee directors who served during the fiscal year ended December 31, 2025.

Name[11,12,13]	Fees earned or paid in cash	Option awards	Total
David Hollander, MBA, MD	$60,000	$53,690	$113,690
Aron Shapiro	$50,000	$53,690	$103,690
Praveen Tyle, Ph.D	$109,375	$80,535	$189,910
Erin Parsons	$75,000	$53,690	$128,690
Carmine Stengone	$68,750	$53,690	$122,440
Lisa Walters-Hoffert	$78,125	$53,690	$131,815
11 Brian M. Strem, Ph.D., our President and Chief Executive Officer, is not included in this table as Dr. Strem is our employee, and thus received no compensation for his service as directors. The compensation received by Dr. Strem as an employee of the Company is shown in the Summary Compensation Table earlier in this proxy statement.
12 Based on the aggregate grant date fair value of option or stock awards granted to the director in the applicable fiscal year, computed in accordance with the provisions of FASB ASC 718, “Compensation — Stock Compensation” excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are summarized in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Significant Judgments and Estimates” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
13 The aggregate number of option awards outstanding at our 2025 fiscal year end and held by the non-employee directors as of that date were as follows: 23,249 for Dr. Hollander, 23,249 for Mr. Shapiro, 33,273 for Dr. Tyle, 23,249 for Ms. Parsons, 22,667 for Mr. Stengone and 21,778 for Ms. Walters-Hoffert.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 16, 2026, by:
•each of our named executive officers;
•each of our directors and director nominees;
•all of our directors and executive officers as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our Common Stock.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of our Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of April 16, 2026, whether through the exercise of options, warrants or otherwise.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent (2)
5% or Greater Stockholders
ADAR1 Capital Management, LLC(7)	1,547,982	9.99%
3503 Wild Cherry Drive, Building 9, Austin, TX 78738
Perceptive Advisors, LLC(19)	438,471	9.89%
51 Astor Place, 10th Floor, New York, NY 10003
AIGH Capital Management, LLC(3)	707,118	9.99%
6006 Berkeley Avenue, Baltimore, MD 21209
Rosalind Advisors Inc.(4)	464,676	9.49%
15 Wellesley Street West, Suite 326, Toronto, Ontario M4Y 0G7
Nantahala Capital Management, LLC(5)	363,712	7.84%
130 Main St., 2nd Floor, New Canaan, CT 06840
Stonepine Capital, L.P.(6)	1,129,720	9.99%
919 NW Bond Street, Suite 204, Bend OR 97703
Lincoln Park Capital Fund, LLC(17)	443,574	9.29%
440 North Wells, Suite 410, Chicago, IL 60654
Named Executive Officers, Directors and Nominees (1)
Brian M. Strem, Ph.D.(8)	94,609	*
Eric Daniels, MD, MBA(9)	54,371	*
Melissa Tosca(10)	50,595	*
Carmine Stengone(16)	23,917	*
Lisa Walters-Hoffert(11)	23,028	*
David Hollander, MD, MBA(12)	23,235	*
Erin Parsons(13)	28,497	*
Aron Shapiro(14)	26,249	*
Praveen Tyle, Ph.D.(15)	38,274	*
All current executive officers, directors and nominees as a group (total 9 persons)(18)	362,775	0.52%

*    Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.

(1)Unless otherwise indicated, the address of each beneficial owner listed below is c/o Kiora Pharmaceuticals, Inc., 169 Saxony Rd., Suite 212, Encinitas, CA 92024.
(2)Based on 4,432,440 shares of Common Stock outstanding on April 16, 2025, together with the applicable options and warrants for each stockholder that are exercisable within 60 days.
(3)This information is based in part upon an amended Schedule 13G filed jointly by AIGH Capital Management, LLC, AIGH Investment Partners, L.L.C., and Mr. Orin Hirschman, with the Securities and Exchange Commission on January 29, 2026. Consists of 192,984 shares of Common Stock, and 514,134 shares of Common Stock issuable upon exercise of warrants.
(4)This information is based in part upon an amended Schedule 13G filed by Rosalind Advisors, Inc. Advisor to Rosalind Master Fund L.P. RMF, Mr. Steven Salamon, and Mr. Gilhad Aharon, with the Securities and Exchange Commission on February 11, 2026. Consists of 464,676 shares of Common Stock issuable upon exercise of warrants.
(5)This information is based in part upon a Schedule 13G filed by Nantahala Capital Management, LLC, Wilmot B. Harkey and Daniel Mack, with the Securities and Exchange Commission on November 14, 2025. Consists of 156,427 shares of Common Stock and 207,285 shares of Common Stock which may be acquired within sixty days through the exercise of warrants.
(6)This information is based in part upon an amended Schedule 13G filed by Stonepine Capital Management, LLC, Stonepine Capital, L.P., Jon M. Plexico, and Timothy P. Lynch, with the Securities and Exchange Commission on November 13, 2024. Consists of of 202,400 shares of Common Stock, 200,000 shares of Common Stock underlying pre-funded warrants and 727,320 shares of Common Stock underlying milestone warrants, the exchange and exercise of which are subject to 9.99% ownership limitations.
(7)This information is based in part upon a Schedule 13G filed by ADAR1 Capital Management, LLC, ADAR1 Capital Management GP, LLC and Daniel Schneeberger, with the Securities and Exchange Commission on August 14, 2025. Consists of 143,223 shares of Common Stock held by ADAR1 Partners, LP, 23,888 shares of Common Stock held by Spearhead Insurance Solutions IDF, LLC, and 1,380,871 shares of Common Stock underlying pre-funded warrants and milestone warrants held by ADAR Partners LP, the exchange and exercise of which are subject to 9.99% beneficial ownership limitations. As the investment manager of ADAR1 Partners, LP and as the sub-advisor of Spearhead Insurance IDF, LLC, ADAR Capital Management, LLC may be deemed to indirectly beneficially own securities held by ADAR1 Partners, LP and Spearhead Insurance Solutions IDF, LLC.

(8)Consists of 62,836 shares held and 31,773 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2026.
(9)Consists of 32,908 shares held and 21,463 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2026.
(10)Consists of 27,904 shares held and 22,691 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2026.
(11)Consists of 1,250 shares held as of April 16, 2026.
(12)Consists of 23,235 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2026.
(13)Consists of 5,260 shares held and 23,237 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2026.
(14)Consists of 3,000 shares held and 23,249 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2026.
(15)Consists of 5,014 shares held and 33,260 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2026.
(16)Consists of 1,250 shares held and 22,667 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2026.

(17)This information is based in part upon an amended Schedule 13G filed jointly by Lincoln Park Capital Fund, LLC ("LPC Fund"), Lincoln Park Capital, LLC ("LPC"), Rockledge Capital Corporation ("RCC"), Joshua B. Scheinfeld, Alex Noah Investors ("Alex Noah), and Jonathan I. Cope, with Securities and Exchange Commission on February 14, 2024. Consists of (i) 101,944 shares of common stock; (ii) warrants to purchase 299,210 shares of Common Stock, and (iii) shares of Series F Convertible Preferred Stock that are convertible into 42,420 shares of Common Stock. The percentage reported as being beneficially owned by Lincoln Park Capital, LLC gives effect to the 9.99% beneficial ownership limitation contained in the warrants and preferred stock. LPC is the Managing Member of LPC Fund. RCC and Alex Noah are the Managing Members of LPC. Mr. Scheinfeld is the president and sole shareholder of RCC, as well as a principal of LPC. Mr. Cope is the president and sole shareholder of Alex Noah, as well as a principal of LPC. As a result of the foregoing, Mr. Scheinfeld and Mr. Cope have shared voting and shared investment power over the shares of Common Stock of the Issuer held directly by LPC Fund. Each of LPC, RCC, Mr. Scheinfeld, Alex Noah, and Mr. Cope may be deemed to be a beneficial owner of the shares of common stock beneficially owned directly by LPC Fund. Each of LPC, RCC, Mr. Scheinfeld, Alex Noah, and Mr. Cope disclaims beneficial ownership of the shares of Common Stock of the Issuer held directly by LPC Fund.
(18)Consists of (i) 139,422 shares held and (ii) 223,353 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2026.
(19)This information is based in part upon an amended Schedule 13G filed jointly by Perceptive Advisors, LLC, Mr. Joseph Edelman, and Perceptive Life Sciences Master Fund, Ltd., with the Securities and Exchange Commission on April 6, 2026. Consists of 438,471 shares of Common Stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2025 concerning the number of shares of Common Stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders[14]	418,154	$8.10	270,892
Equity compensation plans not approved by security holders	—	—	—
Total	418,154	$8.10	270,892

14 Consists of our 2024 Plan, our 2014 Plan and our 2005 Plan.

TRANSACTIONS WITH RELATED PERSONS
The spouse of our former Chief Development Officer is employed by the Company in a non-executive position. Total compensation for the year ended December 31, 2025, was approximately $223 thousand. The arrangement remains on terms consistent with those of other employees in similar roles. There were no other transactions since January 1, 2025 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at the end of our last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our Common Stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements, which are described under “Executive Compensation.”

Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

EXPENSES OF SOLICITATION
We will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain of our directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them as of the Record Date, and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Stockholder proposals intended to be presented at our 2027 annual meeting of stockholders must be received by us on or before December 31, 2026 or, if the date of such 2027 annual meeting of stockholders changes by more than 30 days from the date of this year’s Annual Meeting, a reasonable time before we begin to print and send proxy materials, in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be mailed to: Secretary, Kiora Pharmaceuticals, Inc., 169 Saxony Rd., Suite 212, Encinitas, CA 92024.
Our By-laws provide that any stockholder of record wishing to nominate an individual for director or have a stockholder proposal that is not included in our proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to our Secretary at our principal executive office not less than 45 days or not more than 75 days prior to the first anniversary of the date when we first mailed proxy materials for the preceding year’s annual meeting to stockholders. In the event, however, that the annual meeting is scheduled to be held more than 30 days before the first anniversary of the preceding year’s annual meeting or more than 30 days after such anniversary date, notice must be delivered not later than the later of (i) 10 days following the date of public announcement of the date of such meeting or (ii) 90 days prior to the date of such meeting. Proxies solicited by the board of directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 annual meeting, notice must be submitted by the same deadline as discussed above under the advance notice provision of our By-laws and must include the information in the notice required by our By-laws and by Rule 14a-19(b)(2) under the Securities Exchange Act of 1934, as amended.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES
Our nominating and corporate governance committee identifies, evaluates and recommends director candidates to our board of directors for nomination. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings to evaluate potential candidates and interviews of selected candidates. The Company does not pay any fees to third parties to identify or evaluate potential nominees.
Our nominating and corporate governance committee will evaluate all such proposed director candidates, including those recommended by security holders in compliance with the procedures established by our nominating and corporate governance committee, in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. When considering a potential candidate for membership on the board of directors, our nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the board of directors, all facts and circumstances that the nominating and corporate governance committee deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the board of directors. At a minimum, each nominee must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other directors and nominees, in collectively serving the long-term interests of the stockholders. In addition, the nominating and corporate governance committee will recommend that the board select persons for nomination to help ensure that a majority of the board shall be “independent” in accordance with Nasdaq rules and each of its audit, compensation and nominating and corporate governance committees shall be comprised entirely of independent directors; provided, however, in accordance with Nasdaq rules, under exceptional and limited circumstances, if a committee has at least three members, the board may appoint one individual to such committee who does not satisfy the independence standards. The nominating and corporate governance committee may consider whether the nominee, if elected, assists in achieving a mix of board members that represents a diversity of background and experience. The nominating and corporate governance committee also may consider whether the nominee has direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which the Company operates.
All security holder recommendations for director candidates must be submitted in writing to our Secretary at Kiora Pharmaceuticals, Inc., 169 Saxony Rd., Suite 212, Encinitas, CA 92024, who will forward all recommendations to the nominating and corporate governance committee. All security holder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to security holders in connection with the previous year’s annual meeting. All security holder recommendations for director candidates must include:
•the name and address of record of the security holder,
•a representation that the security holder is a record holder of our securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,
•the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate,
•a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for board membership approved by the board of directors and set forth in the nominating and corporate governance committee charter,
•a description of all arrangements or understandings between the security holder and the proposed director candidate,

•the consent of the proposed director candidate to be named in the proxy statement, to have all required information regarding such director candidate included in the proxy statement, and to serve as a director if elected, and
•any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders wishing to communicate with the board of directors may do so by sending a written communication to any director at the following address: Kiora Pharmaceuticals, Inc., 169 Saxony Rd., Suite 212, Encinitas, CA 92024. The mailing envelope should contain a notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should clearly state whether the intended recipients are all members of the board of directors or certain specified individual directors. Our Secretary or his designee will make a copy of any stockholder communication so received and promptly forward it to the director or directors to whom it is addressed.

PROPOSAL 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, the board of directors is asking stockholders to approve an advisory (non-binding) resolution on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:
RESOLVED, that the stockholders of Kiora Pharmaceuticals, Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2026 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and related compensation tables and narrative discussion within the “Executive Compensation” section of the Company’s proxy statement.
We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers that share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.
The vote regarding the compensation of our named executive officers described in this Proposal No. 2, referred to as a “say-on-pay vote,” is advisory, and is, therefore, not binding on the Company or the board of directors. Although non-binding, the board of directors and the compensation committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Vote Required
The affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
NON-BINDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE APPROVAL OF PROPOSAL NO. 2 UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 3

TO RATIFY THE APPOINTMENT OF HASKELL & WHITE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The audit committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent registered public accounting firm is not required by our By-laws or otherwise, the board is submitting the appointment of Haskell & White LLP to our stockholders for ratification because we value the views of our stockholders. In the event that our stockholders fail to ratify the appointment of Haskell & White LLP, the audit committee will reconsider the appointment of Haskell & White LLP. Even if the appointment is ratified, the ratification is not binding and the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative of Haskell & White LLP is expected to be present telephonically at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required
The affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE APPROVAL OF PROPOSAL NO. 3 UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Fees for professional services provided by EisnerAmper LLP, our former independent registered public accounting firm, during the fiscal years ended December 31, 2024 and December 31, 2025, in each of the following categories is as set forth in the table below.

	2024	2025
Audit Fees[15]	$56,175	$—
Audit-Related Fees[16]	—	—
Tax Fees[17]	—	—
All Other Fees[18]	—	—
Total Fees	$56,175	$—

Fees for professional services provided by Haskell & White LLP, our current independent registered public accounting firm, during the fiscal years ended December 31, 2024 and December 31, 2025, in each of the following categories is as set forth in the table below.

	2024	2025
Audit Fees	$216,590	$223,460
Audit-Related Fees	13,600	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$230,190	$223,460

All of the services performed in the years ended December 31, 2024 and 2025 were pre-approved by the audit committee. It is the audit committee’s policy to pre-approve all audit and permitted non-audit services to be provided to us by the independent registered public accounting firm. The audit committee’s authority to pre-approve non-audit services may be delegated to one or more members of the audit committee, who shall present all decisions to pre-approve an activity to the full audit committee at its first meeting following such decision. In addition, the audit committee considers whether the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence. For the years ended December 31, 2024 and 2025 there were no non-audit services performed by the independent registered public accounting firm.

15 Audit Fees include fees for services rendered for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, assistance with and review of documents filed with the Securities and Exchange Commission and consents and other services normally provided in connection with statutory and regulatory filings or engagements.
16 Audit-Related Fees would principally include fees incurred for due diligence in connection with potential transactions and accounting consultations.
17 Tax Fees would include fees for services rendered for tax compliance, tax advice, and tax planning.
18 All Other Fees would include fees for all other services rendered to us that do not constitute Audit Fees, Audit-Related Fees, or Tax Fees.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE 2024 EQUITY INCENTIVE PLAN

Overview
We are proposing that our stockholders approve the amendment of the Kiora Pharmaceuticals, Inc. 2024 Equity Incentive Plan (as amended the "2024 Plan" and such amendment the "Plan Amendment") to increase by 1,500,000 shares the number of authorized shares of common stock available for issuance under the 2024 Plan. Our board of directors believes that our continued growth and success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability, which is vital to our future success, and to align our employees’ compensation with building shareholder value. Our 2024 Plan is an integral part of this strategy. An increase in shares available under the 2024 Plan is necessary not only to retain current employees but also to attract new talent as we grow. The shares currently available under our 2024 Plan will be insufficient to meet our future needs, thus potentially impairing our ability to attract and retain key employees through the grant of stock-based awards. The 2024 Plan is designed to attract, motivate and retain employees, directors and consultants of the Company and to further the growth and financial success of the Company by aligning the interests of such persons through ownership with the interests of our stockholders.
The 2024 Plan currently authorizes the grant of stock options and other stock-based awards to officers, employees, non-employee directors and consultants of the Company and its subsidiaries. On April 29, 2026, the board of directors approved the Plan Amendment, subject to stockholder approval.
The 2024 Plan includes an “evergreen” provision. Under the evergreen provision, the maximum number of shares of stock available for grant and issuance under the 2024 Plan will increase on January 1 of each year during the term of the plan by a number of shares of common stock equal to the lesser of (i) 4% of the shares of common stock outstanding on December 31 of the prior year, or (ii) the number of shares determined by our board of directors.
Our board of directors believes that the proposed amendment of the 2024 Plan is in the best interests of, and will provide long-term advantages to, us and our stockholders and recommends the approval by our stockholders of the Plan Amendment. Stock options and other stock-based incentive awards are given to the employees, officers, directors and consultants of our Company upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business. These incentives provide our employees with a proprietary interest in our Company, thereby stimulating their commitment on our behalf and strengthening their desire to remain with us. Our board of directors anticipates that this direct stake in the future success of our Company also assures a closer alignment of the interests of employees with those of our stockholders. Our board of directors believes that the number of shares of common stock currently available for issuance under our 2024 Plan is insufficient in view of our anticipated growth, compensation structure, and strategy.
If we cannot increase the amount of shares of common stock available for issuance pursuant to the Plan Amendment, it could have a negative impact on our ability to retain and attract key employees. Accordingly, we are seeking stockholder approval of the Plan Amendment. In the event that the Plan Amendment is not approved by stockholders, the 2024 Plan will continue in effect without the amendment described above.
As of April 16, 2026: (i) 254,221 shares of our common stock remained available for future awards under our 2024 Plan; and (ii) 541,953 shares of our common stock were subject to outstanding options under our 2024 Plan (with the outstanding options having a weighted average exercise price of $6.45 per share and a weighted average term to scheduled expiration of 7.89 years). During the fiscal year ended December 31, 2025, our board of directors approved the grant of options to purchase 256,885 shares of Common Stock and 43,069 shares of restricted stock under our 2024 Plan.

Based solely on the closing price of our common stock as reported on the Nasdaq Capital Market on April 29, 2026, the maximum aggregate market value of the 1,500,000 additional shares that could potentially be issued under the 2024 Plan, assuming the Plan Amendment is approved, is approximately $3,525,000. The shares available for issuance by us under the 2024 Plan will be authorized but unissued shares.
2024 Equity Incentive Plan Highlights
Some of the key features of the 2024 Plan that reflect our commitment to effective management of incentive compensation are as follows:
•    No Liberal Share Recycling. The 2024 Plan provides that only shares covering awards that are canceled, forfeited or terminated without issuance of the full number of shares of Common Stock to which the award is related will again be available for issuance under the 2024 Plan. The following shares will not be added back to the aggregate plan limit: (i) shares subject to an award not delivered to a participant because the award is exercised through a reduction of shares subject to the award, (ii) if a stock appreciate right is settled in shares, the number of shares subject to the stock appreciate right that are not delivered to the participant upon such settlement, (iii) shares subject to an award not delivered to a participant because such shares are withheld to satisfy tax withholding obligations related to the award or are applied to pay the exercise price of an option or stock appreciate right, (iv) shares tendered by a participant to pay the exercise price of an option or stock appreciate right, or (v) shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of an option.
•    No Repricing or Cash Buyouts. Stock option and stock appreciation right repricing (including reducing the exercise price of stock options or replacing an award with cash or another award type) is prohibited without stockholder approval under the 2024 Plan.
•    No Dividends on Unvested Restricted Shares or Restricted Stock Units. Under the 2024Plan, holders of unvested restricted stock or restricted stock units will not have any rights to receive dividends with respect to those awards.
•    Minimum Vesting Period. Generally, all awards will have a minimum vesting period of at least one year, subject to an exception of 5% of the aggregate shares authorized for grant under the 2024 Plan and certain other limited exceptions as described below and in the 2024 Plan.
•    Awards Subject to Forfeiture or Clawback. Awards under the 2024 Plan will be subject to clawback pursuant to the terms of our Clawback Policy.
•    No Automatic “Single Trigger” Vesting. The 2024 Plan does not contain an automatic single-trigger vesting provision that would accelerate awards solely upon a change in control.
Overhang
As of April 16, 2026, outstanding awards under 2024 Plan covered 691,714 shares, which represented approximately 16% of our outstanding shares of common stock as of that date, and approximately 11% of our outstanding shares of common stock plus shares of common stock underlying pre-funded warrants. If the 2024 Plan is approved, the 1,500,000 newly authorized shares requested would represent, as of April 16, 2026, 34% of our outstanding shares of common stock, 24% of our outstanding shares of common stock plus shares of common stock underlying pre-funded warrants, and 6% of our fully diluted common stock, assuming the exercise of all outstanding warrants and stock options and the conversion of all outstanding shares of preferred stock.
Overhang is calculated as the total of (a) shares underlying outstanding awards plus shares of common stock available for issuance under future equity awards, divided by (b) the total shares of common stock outstanding plus shares underlying outstanding awards plus shares available for issuance under future equity awards.
The following table includes information regarding outstanding equity awards and shares available for future awards under the 2024 Plan as of April 16, 2026:

Total shares of common stock available for grant under the 2024 Plan	254,211
Total number of outstanding options	541,953
Weighted average exercise price of outstanding options	$6.45
Weighted average remaining term of outstanding options (years)	7.89
Total shares underlying outstanding unvested restricted stock and RSUs	98,632
Total shares of common stock outstanding	4,432,440
Based solely on the closing price of our common stock as reported on The Nasdaq Capital Market on April 16, 2026, the maximum aggregate market value of the 1,500,000 shares that could potentially be issued under the 2024 Plan is approximately $3.735 million. The shares available for issuance by us under the 2024 Plan will be authorized but unissued shares.
The following description of certain features of the 2024 Plan, is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2024 Plan that is attached hereto as Appendix A.

Summary of the 2024 Plan, as Amended
The 2024 Plan was adopted by our board of directors March 2024 and was approved by our stockholders on May 1, 2024. The 2024 Plan is administered by our compensation committee.
Share Reserve. If stockholders approved the Plan Amendment, the number of shares available for future awards under the 2024 Plan as of the date of the Annual Meeting will be the sum of (1) 1,500,000, (2) the number of shares available for future awards under the plan immediately before such approval (as of April 16, 2026, 254,221 shares were available for future awards under the 2024 Plan) and (3) any shares subject to outstanding awards under the 2024 Plan or our 2014 Equity Incentive Plan that are terminated, canceled, surrendered or forfeited. The number of shares reserved for issuance under the 2024 Plan will be increased automatically on January 1 of each year during the term of the plan by a number equal to the smallest of:
•4% of the shares of common stock outstanding on December 31 of the prior year; or
•    the number of shares determined by our board of directors.
In general, if awards under the 2024 Plan are forfeited, terminate, or expire for any reason before being exercised or settled in full, then such shares will again become available for awards. If restricted shares or shares issued upon exercise of options are reacquired by us pursuant to a forfeiture provision or, subject to the limitations on repricings in the 2024 Plan, a repurchase right at no greater than their original exercise or purchase price (if any), then such shares shall again become available for issuance under the 2024 Plan. Further, to the extent an award is settled in cash rather than shares, the cash settlement shall not reduce the number of shares available for issuance under the 2024 Plan.
Notwithstanding the foregoing, the following shares shall not again become available for issuance under the 2024 Plan: (i) shares subject to an award not delivered to a participant because the award is exercised through a reduction of shares subject to the award, (ii) if a SAR is settled in shares, the number of shares subject to the SAR that are not delivered to the participant upon such settlement, (iii) shares subject to an award not delivered to a participant because such shares are withheld to satisfy tax withholding obligations related to the award or are applied to pay the exercise price of an option or SAR, (iv) shares tendered by a participant to pay the exercise price of an option or SAR, or (v) shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of an option.
In addition, the number of shares that we may issue under the 2024 Plan will not be reduced by the number of shares subject to any awards we grant in substitution or assumption of any outstanding awards that were previously issued by a corporation acquired by us, provided that shares subject to any award that is assumed or substituted by us will not again become available for grant to the extent the assumed or substituted award is later forfeited, expired or settled in cash.
Administration. Our compensation committee will administer the 2024 Plan. The committee will have complete discretion to make all decisions relating to the 2024 Plan and outstanding awards, including interpreting the 2024 Plan and modifying outstanding awards.

Eligibility. Employees, non-employee directors and consultants who provide services to us or our subsidiaries will be eligible to participate in our 2024 Plan.
Types of Award. Our 2024 Plan provides for the following types of awards:
•incentive and nonstatutory stock options;
•    stock appreciation rights;
•restricted stock awards;
•restricted stock units;
•    performance cash awards; and
•    other awards.
Incentive Stock Option Limit. No more than 5,000,000 shares of our common stock may be issued under the 2024 Plan upon the exercise of incentive stock options.
Performance Cash Award Limit: No participant shall be paid more than $6,000,000 in cash in any fiscal year pursuant to performance cash awards.
No Repricings. Other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions, unless stockholder approval is obtained, neither the compensation committee nor any other person may decrease the exercise price for any outstanding option or stock appreciation right after the date of grant nor cancel or allow an optionee to surrender an outstanding option or stock appreciation right to us as consideration for the grant of a new option or stock appreciation right with a lower exercise price or the grant of another type of award the effect of which is to reduce the exercise price of any outstanding option or stock appreciation right or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of Nasdaq.
Minimum Vesting Requirements. No award will be granted with a lapse of any vesting obligations earlier than at least one year following the date of grant. Notwithstanding the foregoing, the compensation committee may grant up to a maximum of five percent of the aggregate number of shares available for issuance under the 2024 Plan (subject to certain equitable adjustments), without regard to the minimum vesting requirement, and the minimum vesting requirement does not apply to (i) any substitute awards (as defined in the 2024 Plan), (ii) awards to directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) the compensation committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change-in-control, in the terms of the award or otherwise.
Clawback and Recoupment. Awards under the 2024 Plan will be subject to recovery or “clawback” by the Company in accordance with our Clawback Policy.
Options and Stock Appreciation Rights. The exercise price for options granted under the 2024 Plan may not be less than 100% of the fair market value of our common stock on the grant date.
Optionees may pay the exercise price in cash or, with the consent of the compensation committee and as set forth in the applicable agreement:
•with shares of common stock that are already owned;
•    by an immediate sale of the shares acquired through a broker approved by us;
•through a net exercise procedure; or
•by other methods permitted by applicable law.
A participant who exercises a stock appreciation right receives the increase in value of our common stock over the base price. The base price for stock appreciation rights may not be less than

100% of the fair market value of our common stock on the grant date. The settlement value of a stock appreciation right may be paid in cash or shares of common stock or a combination of both.
Options and stock appreciation rights vest at the time or times determined by the compensation committee. Options and stock appreciation rights also expire at the time determined by the compensation committee but in no event more than 10 years after they are granted. These awards generally expire earlier if the participant’s service terminates earlier. No participant may be granted stock options and stock appreciation rights covering more than shares during any single fiscal year, other than to a new employee in the fiscal year in which service commences.
Restricted Shares. Restricted shares may be granted under the 2024 Plan in consideration for (a) cash, (b) property, (c) past or future services rendered to us or our affiliates, (d) subject to the limitation on repricings in the 2024 Plan, cancellation of other equity awards, (e) promissory notes or (f) any other form of legal consideration approved by the Administrator. Restricted shares may be subject to vesting, which is tied to service, attainment of performance goals, or a combination of both, as determined by the compensation committee. Recipients of restricted shares generally have all of the rights of a stockholder with respect to those shares, including voting rights, except that no dividends or dividend equivalents will not accrue or be paid with respect to unvested restricted shares.
Restricted Stock Units. Restricted stock units, or RSUs, may be granted under the 2024 Plan for no consideration. In general, RSUs awards will be subject to vesting, which may be tied to length of service, attainment of performance goals, or a combination of both, as determined by the compensation committee. Settlement of RSUs may be made in the form of cash, shares or a combination thereof, as determined by the compensation committee. Recipients of RSUs generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled.
Performance Cash Awards. Performance cash awards may be granted under the 2024 Plan. Performance cash awards will be subject to the attainment of performance goals and may be subject to vesting that is tied to length of service. The compensation committee will determine the performance goals and other terms and conditions of performance cash awards.
Performance goals for the grant or vesting of awards under the 2024 Plan include earnings (before or after taxes); earnings per share; earnings before interest, taxes, depreciation and amortization; total stockholder return; stockholders equity or return on equity or average stockholders’ equity; return on assets, investment or capital employed; operating income; gross margin; operating margin; net operating income (before or after taxes); return on operating revenue; specified levels or changes in sales or revenue; expense or cost reduction; working capital; economic value added; market share; cash flow; operating cash flow; cash flow per share; share price; debt reduction; customer satisfaction; contract awards or backlog; or other objective corporate or individual strategic or individual performance goals. Additionally, the compensation committee may select other measures of performance.
Other Awards. The compensation committee may grant other awards based in whole or in part by reference to shares of our Common Stock and may grant awards under other plans and programs that will be settled with shares issued under the 2024 Plan. The compensation committee will determine the terms and conditions of any such awards.
Corporate Transactions. In the event we are a party to a merger, consolidation or a change in control transaction, outstanding awards granted under the 2024 Plan, and all shares acquired under the plan, will be subject to the terms of the definitive transaction agreement (or, if there is no such agreement, as determined by our compensation committee. Unless an award agreement provides otherwise, such treatment shall include (without limitation) any of the following with respect to each outstanding award:
•the continuation, assumption or substitution of an award by us or the surviving entity or its parent;
•    the cancellation of options and stock appreciation rights without payment of any consideration;
•the cancellation of the awards in exchange for a payment equal to the product of the number of shares subject to the award multiplied by the excess, if any, of the per stock value of property that a holder of our common stock receives in the transaction over (if applicable) the exercise price of such award. Such payments may be subject to vesting based on a participant’s continued service; or
•    the assignment of any repurchase, forfeiture or reacquisition rights in favor of us to the surviving entity or its parent.
The compensation committee has the discretion to provide that an award granted under the 2024 Plan will vest on an accelerated basis if a change in control of our company occurs or if the participant is subject to an involuntary termination, either at the time such award is granted or afterward.
A change in control includes:
•our merger or consolidation with or into another entity after which our stockholders own 50% or less of the voting power of the stock of the surviving entity or its parent;
•    a sale or other disposition of all or substantially all of our assets; or
•an acquisition of more than 50% of our outstanding voting stock by any person or group.
The compensation committee is not required to treat all awards, or portions thereof, in the same manner.
Changes in Capitalization. In the event that there is a change in the capital structure of our common stock, such as a stock split, reverse stock split, or dividend paid in common stock, proportionate adjustments will automatically be made to the kind and maximum number of shares:
•reserved for issuance under the 2024 Plan;
•    by which the share reserve may increase automatically each year;
•that may be issued upon the exercise of incentive stock options; and
•    covered by each outstanding option, stock appreciation right and stock unit, the exercise price applicable to each outstanding option and stock appreciation right, and the repurchase price, if any, applicable to restricted shares.
In the event that there is a declaration of an extraordinary dividend payable in a form other than our common stock in an amount that has a material effect on the price of our common stock, a recapitalization, a spin-off or a similar occurrence, the compensation committee may make such adjustments as it deems appropriate, in its sole discretion, to one or more of the foregoing.
Amendments or Termination. Our board of directors may amend or terminate the 2024 Plan at any time and for any or no reason. If not terminated earlier by our board of directors, the 2024 Plan will automatically terminate on the 10th anniversary of the later of (i) the date our board of directors approved the 2024 Plan or (ii) the date when our board of directors approved the most recent increase in the number of shares reserved under the 2024 Plan that was also approved by our stockholders. If our board of directors amends the 2024 Plan, it does not need to ask for stockholder approval of the amendment unless applicable law so requires. The termination or amendment of the 2024 Plan will not affect any award previously granted.
Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the 2024 Plan. It does not describe all federal tax consequences under the 2024 Plan, nor does it describe state or local tax consequences.
Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for us for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), the options are “nonqualified” and generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.
In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Stock Appreciation Rights. The recipient of a grant of stock appreciation rights will not realize taxable income and we will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of a stock appreciation rights, the recipient will realize ordinary income equal to the amount of cash (including the amount of any taxes withheld) and the fair market value of any shares received at the time of exercise. In general, we will be entitled to a corresponding deduction, equal to the amount of income realized, subject to the limitations of Section 162(m) of the Code for covered employees.
Restricted Stock. A participant who receives a grant of restricted stock will not recognize any taxable income at the time of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A participant’s rights in restricted stock awarded under the plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. However, the participant may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election within 30 days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the participant for such shares, will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse. We generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes.
Restricted Stock Units. A participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of restricted stock units. Upon the delivery to a participant of Common Stock or cash in respect of restricted stock units, a participant generally recognizes ordinary compensation income equal to the fair market value of the shares as of the date of delivery or the cash amount less the purchase price (if any) paid by the participant. When the participant recognizes ordinary income, generally we will be entitled to a tax deduction in the same amount. Upon disposition of any shares acquired through a restricted stock unit award, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.
Performance Cash Awards and Other Types of Awards. With respect to performance cash awards and other awards under the 2024 Plan generally when the participant receives payment with respect to an award, the amount of cash and fair market value the stock or of any other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction in the same amount.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on the Company’s Deductions. As a result of Section 162(m) of the Code (as amended by the Tax Cuts and Jobs Act of 2017), our deduction for certain awards under the 2024 Plan may be limited to the extent that any covered employee, including the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table, receives compensation in an applicable year in excess of $1 million, including performance-based compensation.
New Plan Benefits
No grants have been issued with respect to the additional shares to be reserved for issuance under the 2024 Plan, as amended by the Plan Amendment. The number of shares that may be granted to our Chief Executive Officer, executive officers, non-employee directors (other than the automatically granted awards) and non-executive officers under the 2024 Plan, as amended by the Plan Amendment, is not determinable at this time, as such grants are subject to the discretion of the compensation committee. Information about the non-qualified stock options automatically granted to non-employee directors can be found herein under the heading “Director Compensation.” The following table provides information with respect to the number of shares granted under the 2024 Plan for the fiscal year ended December 31, 2025 to our current executive officers, directors who are not executive officers, and employees during that period. Information about the number of shares granted to our named executive officers can be found herein under the heading “Outstanding Equity Awards at 2025 Fiscal Year End.”

Name and Position	Number of Shares Underlying Awards
Brian M. Strem, Ph.D. – President and Chief Executive Officer	47,824
Eric J. Daniels, MD, MBA – Former Chief Development Officer	23,315
Melissa Tosca – Chief Financial Officer	23,315
All executive officers as a group	94,454
All directors who are not executive officers, as a group	130,000
Employees as a group (excluding executive officers)	35,500
Total	259,954
Reference is hereby made to the “Equity Compensation Plan Information” table on page 31 of this Proxy Statement which is incorporated by reference into this Proposal No. 4 and provides certain details on our current plans.
Vote Required
The affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval of the 2024 Plan.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE 2024 PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 1,500,000 SHARES. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE APPROVAL OF THE AMENDMENT OF THE 2024 PLAN UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
Owners of Common Stock in street name who share an address may receive only one proxy statement. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate notice of internet availability of proxy materials, annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at Kiora Pharmaceuticals, Inc., 169 Saxony Rd., Suite 212, Encinitas, CA 92024 or by telephone at (858) 224-9600. In addition, any stockholder who receives multiple copies at the same address can request delivery of a single copy by notifying our investor relations department pursuant to the contact information provided above.

OTHER MATTERS
The board of directors does not know of any matters, other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.
OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2024, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND PROVIDES ADDITIONAL INFORMATION ABOUT US. IT IS AVAILABLE ON THE INTERNET AT WWW.KIORAPHARMA.COM AND IT IS AVAILABLE TO BENEFICIAL AND RECORD HOLDERS OF OUR COMMON STOCK AT WWW.PROXYVOTE.COM. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 AND ANY EXHIBITS THERETO TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO KIORA PHARMACEUTICALS, INC., 169 SAXONY RD., SUITE 212, ENCINITAS, CA 92024.
A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY STOCKHOLDERS DURING REGULAR BUSINESS HOURS AT OUR OFFICES AND THE OFFICES OF OUR TRANSFER AGENT DURING THE TEN DAYS PRIOR TO THE ANNUAL MEETING AS WELL AS AT THE ANNUAL MEETING.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96858-P47527 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KIORA PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II directors, nominated for a three-year term:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lisa Walters-Hoffert
02) Aron Shapiro
03) Praveen Tyle, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V96859-P47527

KIORA PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 10, 2026 at 1:00 p.m. PT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Brian M. Strem, Ph.D. and Melissa Tosca, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KIORA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. PT, on June 10, 2026, at the offices of Kiora Pharmaceuticals, Inc. at 169 Saxony Rd., Suite 212, Encinitas, California 92024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side